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MYLEX CORPORATION                                                   EXHIBIT 11.1
EARNINGS PER SHARE COMPUTATION
THREE MONTHS and NINE MONTHS ENDED September 30, 1996 AND 1995

The basis for computing net income per common share is described in Note A to the financial statements, beginning on page 6 of the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1996.

The computation of primary and fully diluted earnings per share is as follows:

PRIMARY EARNINGS PER SHARE                                  THREE MONTHS ENDED
(in $000's except for per share data)
                                                            SEP 30      SEP 30
                                                             1996        1995
                                                          --------     --------
NET EARNINGS                                              $  4,518     $  3,152

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                     20,571       17,783

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
     FROM STOCK OPTIONS AND WARRANTS, COMPUTED
     USING THE TREASURY STOCK METHOD                           868        1,704
                                                          --------     --------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  21,439       19,487
                                                          --------     --------
PRIMARY EARNINGS PER SHARE                                 $  0.21      $  0.16
                                                          --------     --------
                                                          --------     --------

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FULLY DILUTED EARNINGS PER SHARE                             THREE MONTHS ENDED
(in $000's except for per share data)
                                                            SEP 30       SEP 30
                                                             1996         1995
                                                          --------     --------
NET EARNINGS                                              $  4,518     $  3,152

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                     20,571       17,783

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
     FROM STOCK OPTIONS AND WARRANTS, COMPUTED
     USING THE TREASURY STOCK METHOD                           888        1,760
                                                          --------     --------
WEIGHTED AVERAGE COMMON SHARES OUSTANDING                   21,459       19,543
                                                          --------     --------
FULLY DILUTED EARNINGS PER SHARE                           $  0.21      $  0.16
                                                          --------     --------
                                                          --------     --------


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PRIMARY EARNINGS PER SHARE                                   NINE MONTHS ENDED
(in $000's except for per share data)
                                                            SEP 30       SEP 30
                                                             1996         1995
                                                          --------     --------
NET EARNINGS                                             $  14,242      $ 8,108

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                     20,152       17,556

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
     FROM STOCK OPTIONS AND WARRANTS, COMPUTED
     USING THE TREASURY STOCK METHOD                         1,441        1,467
                                                          --------     --------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  21,593       19,023
                                                          --------     --------

PRIMARY EARNINGS PER SHARE                                $   0.66     $   0.43
                                                          --------     --------
                                                          --------     --------


FULLYDULUTED EARNINGS PER SHARE                              NINE MONTHS ENDED
(in $000's except for per share data)
                                                            SEP 30       SEP 30
                                                             1996         1995
                                                          --------     --------
NET EARNINGS                                             $  14,242      $ 8,108

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                     20,152       17,556

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
     FROM STOCK OPTIONS AND WARRANTS, COMPUTED
     USING THE TREASURY STOCK METHOD                         1,441        1,760
                                                          --------     --------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  21,593       19,316
                                                          --------     --------

PRIMARY EARNINGS PER SHARE                                $   0.66     $   0.42
                                                          --------     --------
                                                          --------     --------